Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of the Federal Home Loan Bank of Dallas (the “Bank”) for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Terry Smith, as President and Chief Executive Officer of the Bank, and Michael Sims, as Chief Operating Officer, Executive Vice President — Finance and Chief Financial Officer of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Terry Smith	/s/ Michael Sims

Terry Smith	Michael Sims
President and Chief Executive Officer	Chief Operating Officer, Executive Vice President - Finance and Chief Financial Officer
March 25, 2011	March 25, 2011
A signed original of this written statement required by Section 906 has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.